POWER OF ATTORNEY

 I, Gregory M. E. Spierkel, hereby appoint and constitute Janice M. D'Amato and

David C. Anderson, acting individually, my true and lawful attorney-in-fact with full power to sign for me and in my name a Statement of Changes in Beneficial Ownership of Securities issued by PACCAR Inc on Form 3, Form 4 and Form 5 to be filed with the

Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, together with any and all amendments thereto.  This power of attorney shall

remain in effect until   May 2010 unless earlier terminated by the undersigned in

writing.

 IN WITNESS WHEREOF, the undersigned has executed this power of attorney

this 14th day of   April , 2008.

/Gregory M. E. Spierkel/